LETTER OF AGREEMENT

 Re:   ENTWISTLE COAL METHANE GAS PROJECT

This LETTER OF AGREEMENT made as of January 26, 1999 between POWER DIRECT INC., a body corporate having an office in the Province of British Columbia (hereinafter referred to as "Power");

                                                               OF THE FIRST PART

                                      -and-

I.T.A. ENTERPRISES INC., a body corporate having an office in the Province of Alberta; (hereinafter referred to as ("ITA");
                                                              OF THE SECOND PART

AND WHEREAS:

ITA wishes to undertake the acquisition, exploration, development and operation of a Coal Methane Gas Project in the Entwistle Area of west central Alberta, hereinafter referred to as "The ECMG Project";

AND WHEREAS:

Power wishes to participate as a working interest owner in The ECMG Project;

THEREFORE;

The terms and conditions stipulated below shall be in effect;

     1. Power shall acquire and own a 37.8% working interest in The ECMG Project by providing a 42% share of the acquisition, exploration and development costs for The ECMG Project. The costs for Phases I, II and III of The ECMG Project are estimated to be Cdn. $500,000 (Five Hundred Thousand Dollars) of which the Power 42% share of costs is estimated at Cdn. $210,000 (Two Hundred Ten Thousand Dollars). The working interest will be subject to a 10% gross overriding royalty (3.78% on the 37.8% working interest of Power) payable to Nicholas Baiton.

     2. The costs for Phases I and II of The ECMG Project are estimated at Cdn. $200,000 (Two Hundred Thousand Dollars) of which the Power 42% share is estimated at Cdn. $84,000 (Eighty Four Thousand Dollars). Upon execution of this LETTER OF AGREEMENT, Power shall advance to ITA, Cdn. $8,400 (Eight Thousand Four Hundred Dollars) representing 10% of Power share of costs. This cash advance shall be non-refundable should Power chose not to continue its obligations under this LETTER OF

LETTER OF AGREEMENT-ECMG PROJECT                                          Cont'd


          AGREEMENT. ITA shall provide Power with an "Authority For Expenditures" (AFE) and a cash call for Phases I and II of The ECMG Project. Within 10 days, Power shall advance to ITA, Cdn. $75,600 (Seventy Five Thousand, Six Hundred Dollars) representing the balance of its 42% share of the estimated costs. Actual costs for the acquisition, exploration and development of the lands shall be used to determine the exact costs attributable to Power and an adjustment shall be made for any difference in the funds provided by Power in the cash call and the actual costs. Power shall make an election to continue with Phase III after Phases I and II are completed.

     3. Power shall sign a Confidentiality Agreement provided by ITA and Power shall adhere to all the conditions stipulated in the Confidentiality Agreement.

     4. "Schedule B" is a map showing the area of mutual interest (AMI) in which The ECMG Project lands are located. The lands being considered for the project are either held by others, freehold or crown leases. The project is contingent on acquiring these lands; therefor it is mandatory that strict confidentiality be maintained during the land negotiations.

     5. ITA will not be the legal operator of the project but will act as an Agent Manager for The ECMG Project on behalf of the Working Interest Owners. The Working Interest owners shall execute a formal Joint Acquisition Exploration Development and Operating agreement which shall include provisions of the 1990 CAPL OPERATING PROCEDURE and the 1991 PASC ACCOUNTING PROCEDURE as attachments These documents shall be executed following approval of this LETTER OF AGREEMENT by the working interest owners.

     6. Time is of the essence as it is intended to proceed with the acquisition and posting of lands commencing in early 1999.

AGREED ON THIS 26th DAY OF January, 1999.


Power Direct, Inc.
     Company                             I.T.A. ENTERPRISES INC.


/s/ Jack Sha                             /s/ N. Baiton
---------------------                   ---------------------
    Signature                                  Signature


Jack Sha, President                      N. Baiton, President
       Title                                     Title

CONFIDENTIALLY AGREEMENT

This Confidentially Agreement, made this 22nd day of January, 1999, is between I.T.A. Enterprises Inc., a body corporate with offices in the City of Calgary, (the "Company") in the Province of Alberta, and Power Direct, Inc. (the "Recipient") of the Confidential Information.

The Recipient of the Confidential Information hereby agrees on behalf of its Employees, Directors, Agents, Consultants and Advisors as follows:

1. All Confidential Information shall be kept in strict confidence and shall not be disclosed to any person other than the Employees, Directors, Agents, Consultants and Advisors and such person(s) shall be informed at the time of disclosure of the confidential nature of the Confidential
     Information and any such person(s) shall be required to execute a Secrecy Agreement as provided in Paragraph 6 hereof.

2. In the event that an Employee, Director, Agent, Consultant or Advisor of the "Recipient" visits the property, any technical or confidential information derived from visual inspection or discussions shall be deemed to be part of the Confidential Information and the confidentiality and use restrictions of this agreement shall be observed.

3.   Confidential Information shall not include information which:

     (a) at the time of disclosure or thereafter generally available to the public other than as a result of disclosure by the Company.

     (b) was at the time of disclosure already in the possession of the Recipient on a lawful basis.

     (c) is lawfully acquired by the Recipient, its Employees, Directors, Agents, Consultants and Advisors from a third party under no obligation of confidence to the Company.

4. The Recipient shall not acquire any right or interest in the Confidential Information by virtue of the disclosure by the Company to the Recipient as contemplated in this agreement. At any time at the request of the Company, the Recipient shall upon request, destroy or have destroyed all memoranda, notes, reports and documents prepare by or in its possession of the Recipient or its Employees, Directors, Agents, Consultants, Advisors or Representatives in connection with the Recipient's review of the Confidential Information; or, return or cause to be returned the Confidential Information to the Company and shall not retain any copies, other productions or extracts thereof.

CONFIDENTIALITY AGREEMENT                                              cont'd...

5. The Recipient agrees that it shall not disclose to any person any of the terms, conditions or other facts with respect to any possible transaction concerning the Confidential Information and shall direct such of its Employees, Directors, Agents, Consultants and Advisors not to disclose to any person any terms, conditions or other facts with respect to the Confidential Information.

6. The Recipient shall require each of its Agents, Consultants and Advisors, together with their respective Employees, to execute and deliver to the Recipient, a Secrecy Agreement in the Form of Schedule "A" attached hereto before disclosing any Confidential Information to such Agent, Consultant or Advisor or Employee thereof, and the Recipient shall take all such other steps as are necessary to ensure that the terms and conditions of this agreement are binding upon such persons.

7. The Recipient acknowledges that neither the Company nor any of its Representatives makes any representation of warranty, express or implied, as to the accuracy or completeness of the Confidentiality Information.

8. The Recipient agrees that neither the Company nor anyone representing the Company shall have any liability to the Recipient or to any of the Recipient's Representatives as a result of the use of the Confidential Information by the Recipient or its Representatives.

9. Without limitation and in addition to any rights of the Company against the Recipient arising by any reason of any breach hereof, the Recipient agrees to indemnify and hold harmless, the Company against all claims resulting from injury to or death of any persons, or from damage to or destruction of any Property arising out of or in any way connected with the Recipient's evaluation and inspection of the Property.

10. This agreement shall be in full force commencing on the date hereof for a period of one year or until such a time as the Company and the Recipient mutually choose to terminate the agreement.


AGREED TO ON THIS 22ND DAY OF JANUARY, 1999.

I.T.A. Enterprises Inc.                 Power Direct, Inc.
----------------------------            ------------------------------
Company                                 Recipient

/s/ N. Baiton P.ENG.                    /s/ Jack Sha
----------------------------            ------------------------------
Signature                               Signature

N. Baiton, President                    Jack Sha, President
----------------------------            ------------------------------
Print Name and Title                    Print Name and Title

                                      E-24